                                 CODE OF ETHICS

                      DELAWARE INVESTMENTS' FAMILY OF FUNDS


CREDO
It is the duty of all Delaware Investment employees, officers and directors to conduct themselves with integrity, and at all times to place the interests of shareholders first. In the interest of this credo, all personal securities transactions will be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. The fundamental standard of this Code is that personnel should not take any inappropriate advantage of their positions.

Rule 17j-1 under the Investment Company Act of 1940 (the "Rule") makes it unlawful for certain persons, including any employee, officer or director of the Fund, the Fund's investment adviser/sub-adviser, and the Fund's principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

The Rule also requires that each Delaware Investments' Fund and its Adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being adopted by the Delaware Investments' Family of Funds (collectively "Delaware") in compliance with the requirement of Rule 17j-1 and to effect the purpose of the Credo set forth above, and to comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing.

DEFINITIONS:

"Access person" means any director, officer, general partner or Advisory Person of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities. Those persons deemed Access Persons will be notified of this designation.

"Advisory person" means any employee of the fund or investment adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sales.

"Affiliated person" means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware Management Holdings, Inc. and any other person so designated by the Compliance Department.

"Beneficial ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security. For example, a person is normally regarded as the beneficial owner of securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative securities such as options, warrants or convertible securities which confer the right to acquire the underlying security at a fixed price constitutes beneficial ownership of the underlying security itself.

"Control" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500 Index provided that Delaware has not traded more than 1,000 shares of that same stock during the last two trading days and there are no open orders for that stock on the Trading Desk.

"High Quality Short-Term Debt Instruments" shall mean any instrument that has a maturity at issuance of less that 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

"Interested Director" means a director of the investment company who is an interested person within the meaning of Section 2(a)(19) of the Act.

"Investment Personnel" means any employee, other than a Portfolio Manager who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions effecting an investment company. Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment Personnel by definition are access persons.

"Portfolio Manager" means any person who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions effecting an investment company. Portfolio Managers by definition are access persons.

"Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued or guaranteed by the government of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit investment trusts and shares of open-end registered investment companies. In addition, the purchase, sale or exercise of a derivative security shall constitute the purchase or sale of the underlying security. However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

Security being "considered for purchase or sale" or "being purchased or sold" means when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security "held or to be acquired" by a fund means (i) any covered security which, within the most recent fifteen days (a) is or has been held by the fund; or (b) is being, or has been, considered by the fund or its investment adviser for purchase by the fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security.



PROHIBITED ACTIVITIES

I. The following restrictions apply to all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers.

(a) No Affiliated Person or Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

(b) No Affiliated Person or Access Person shall purchase or sell, directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Delaware; except that this prohibition shall not apply to:

         (A) purchases or sales that are nonvolitional on the part of either the Person or the Fund;
         (B) purchases which are part of an automatic dividend reinvestment plan;
         (C) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
         (D) other purchases and sales specifically approved by the President or Chief Executive Officer, with the advice of the General Counsel and/or the Compliance Director, and deemed appropriate because of unusual or unforeseen circumstances. A list of securities excepted will be maintained by the Compliance Department.

(c) Except for trades that meet the definition of de minimis, no Affiliated Person or Access Person may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the third trading day following the execution of a Delaware buy or sell order in that same security.

(d) Despite any fault or impropriety, any Affiliated Person or Access Person who executes a buy or sell for an account in which he/she has beneficial ownership or control either (i) before the third trading day following the execution of a Delaware order in the same security, or (ii) when there are pending orders for a Delaware transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(e) Each Affiliated Person or Access Person's personal transactions must be precleared by using the Personal Transaction Preclearance Form. The form must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the form is submitted. If the order is not executed the same day, the preclearance form must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (d) above.

II. In addition to the requirements noted in Section I, the following additional restrictions apply to all Investment Personnel and Portfolio Managers.

(a) All Investment Personnel and Portfolio Managers are prohibited from purchasing any initial public offering.

(b) All Investment Personnel and Portfolio Managers are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Investment Person or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Departments prior to any participation by such person in Delaware's consideration of an investment in the same issuer.

(c) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited.

(d) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(e) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company.

III. In addition to the requirements noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has beneficial ownership within seven calendar days before or after an investment company or separate account that he/she manages trades in that security.

(b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

REQUIRED REPORTS

I. The following reports are required to be made by all Affiliated Persons, Access Persons, Investment Personnel, Portfolio Managers and Interested Directors.

(a) Disclose brokerage relationships at employment and at the time of opening any new account.

(b) Direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of all confirmations and statements for all securities accounts. (In the U.K., all contract notes and periodic statements)

(c) Each quarter, no later than the tenth day after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in securities in accounts which such person has or acquires any direct or indirect beneficial ownership. Each Director who is not an interested person shall submit the quarterly reports only for transactions where at the time of the transaction the director knew, or in the ordinary course of fulfilling his official duties as a director should have known, that during the fifteen day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Fund's or was being considered for purchase or sale by the Fund's.

Every report will contain the following information:
         (i) the date of the transaction, the name and the number of shares and the principal amount of each security involved;
         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
         (iii) the price at which the transaction was effected;
         (iv) the name of the broker, dealer or bank effecting the transaction.

(d) All Affiliated Persons must annually certify that they have read and complied with this Code of Ethics and all disclosure and reporting requirements contained therein.

II. In addition to the above reporting requirements, all Access Persons, Investment Personnel and Portfolio Mangers must:

(a) Provide an initial holdings report no later than 10 days upon commencement of employment that discloses all personal securities holdings.

(b) Provide an annual holdings report containing information regarding all personal securities holdings. This report must be current as of a date no more than 30 days before the report is submitted.

ADMINISTRATIVE PROCEDURES

(a) The Compliance Department of Delaware will identify all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers and will notify them of this classification and their obligations under this Code. The Compliance Department will also maintain procedures regarding the review of all reports required to be made under Rule 17j-1.

(b) The Legal or Compliance Department shall report to the President or Chief Executive Officer any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. Such Chief Executive Officer or President, or both, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors or Committee of Directors created for that purpose. In reviewing this report, the Board will consider whether the appropriate sanctions were imposed. When the Legal Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales specifically approved by the President or Chief Executive Officer in accordance with Section (I)(b)(D) of Prohibited Activities, as described herein, shall be reported to the Board at its next regular meeting.

(d) The Board of Directors, including a majority of independent directors, must approve the Fund's Code, as well as the Code of any adviser and principal underwriter. If an adviser or underwriter makes a material changes to its code, the Board must approve the material change within six months. The Board must base its approval of a code of ethics, or a material change to a code, upon a determination that the code contains provisions reasonable necessary to prevent "access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year, the Board must be provided a written report from each Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or procedures applicable to the Rule 17j-1 organization, including, but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations and
(2) certifies to the Fund's board that the Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

                                 CODE OF ETHICS

                       DELAWARE MANAGEMENT BUSINESS TRUST

                      DELAWARE INTERNATIONAL ADVISERS LTD.

                           DELAWARE DISTRIBUTORS, L.P.

                        DELAWARE CAPITAL MANAGEMENT, INC.

                       RETIREMENT FINANCIAL SERVICES, INC.

                         DELAWARE SERVICE COMPANY, INC.

                        DELAWARE MANAGEMENT TRUST COMPANY


CREDO
It is the duty of all Delaware Investment employees, officers and directors to conduct themselves with integrity, and at all times to place the interests of shareholders and clients first. In the interest of this credo, all personal securities transactions will be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. The fundamental standard of this Code is that personnel should not take any inappropriate advantage of their positions.


Rule 17j-1 under the Investment Company Act of 1940 (the "Rule") makes it unlawful for certain persons, including any employee, officer or director, any investment adviser and any principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by a Fund:

(1) To employ any device, scheme or artifice to defraud;

(2) To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

(4) To engage in any manipulative practice.

The Rule also requires that each Delaware Investments' Adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being adopted by Delaware Management Business Trust, Delaware International Advisers Ltd., Delaware Distributors, L.P., Delaware Capital Management, Inc., Retirement Financial Services, Inc, Delaware Service Company, Inc. and Delaware Management Trust Company (collectively "Delaware") in compliance with the requirement of Rule 17j-1 and to effect the purpose of the Credo set forth above, and to comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing.


DEFINITIONS:

"Access person" means any director, officer, general partner or Advisory Person of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a portfolios securities or who has access to information regarding future purchases or sales of portfolio securities. Those persons deemed Access Persons will be notified of this designation.

"Advisory person" means any employee of the fund or investment adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to the purchase or sales.

"Affiliated person" means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware Management Holdings, Inc. and any other person so designated by the Compliance Department.

"Beneficial ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security. For example, a person is normally regarded as the beneficial owner of securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative securities such as options, warrants or convertible securities which confer the right to acquire the underlying security at a fixed price constitutes beneficial ownership of the underlying security itself.

"Control" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

"High Quality Short-Term Debt Instruments" shall mean any instrument that has a maturity at issuance of less that 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

"Investment Personnel" means any employee, other than a Portfolio Manager who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions. Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment Personnel by definition are Access Persons.

"Portfolio Manager" means any person who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions. Portfolio Managers by definition are Access Persons.

"Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued or guaranteed by the government of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit investment trusts and shares of open-end registered investment companies. In addition, the purchase, sale or exercise of a derivative security shall constitute the purchase or sale of the underlying security. However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

Security being "considered for purchase or sale" or "being purchased or sold" means when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security "held or to be acquired" by a fund means (i) any covered security which, within the most recent fifteen days (a) is or has been held by the fund; or (b) is being, or has been, considered by the fund or its investment adviser for purchase by the fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security.

                              PROHIBITED ACTIVITIES


IV. The following restrictions apply to all Affiliated Persons and Access
    Persons.

(a) No Affiliated Person or Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1.

(b) No Affiliated Person or Access Person shall purchase or sell, directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Delaware; except that this prohibition shall not apply to:

         (A) purchases or sales that are nonvolitional on the part of either the Person or the Fund;
         (B) purchases which are part of an automatic dividend reinvestment plan;
         (C) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
         (D) other purchases and sales specifically approved by the President or Chief Executive Officer, with the advice of the General Counsel and/or the Compliance Director, and deemed appropriate because of unusual or unforeseen circumstances. A list of securities excepted will be maintained by the Compliance Department.

(c) No Affiliated Person or Access Person may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the third trading day following the execution of a Delaware buy or sell order in that same security.

(d) Despite any fault or impropriety, any Affiliated Person or Access Person who executes a buy or sell for an account in which he/she has beneficial ownership or control either (i) before the third trading day following the execution of a Delaware order in the same security, or (ii) when there are pending orders for a Delaware transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(e) Each Affiliated Person or Access Person's personal transactions must be precleared by using the Personal Transaction Preclearance Form. The form must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the form is submitted. If the order is not executed the same day, the preclearance form must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (d) above.

(f) No Affiliated Person or Access Person shall execute more than twenty-five
(25) security transactions per calendar month. This limit is applicable in aggregate to all security transactions in which the covered person has a beneficial interest except that the following security transactions will not count against the limit:

         (a) purchases that are part of an automatic dividend reinvestment plan;
         (b) purchases that are part of a DRIP, payroll deduction, or similar program;
         (c) involuntary transactions.

V. In addition to the requirements noted in Section I, the following additional restrictions apply to all Investment Personnel and Portfolio Managers.

(a) All Investment Personnel and Portfolio Managers are prohibited from purchasing any initial public offering.

(b) All Investment Personnel and Portfolio Managers are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Investment Person or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Departments prior to any participation by such person in Delaware's consideration of an investment in the same issuer.

(c) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited.

(d) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(e) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company.


VI. In addition to the requirements noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has beneficial ownership within seven calendar days before or after an investment company or separate account that he/she manages trades in that security.

(b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

REQUIRED REPORTS

III. The following reports are required to be made by all Affiliated Persons, Access Persons, Investment Personnel, and Portfolio Managers.

(a) Disclose brokerage relationships at employment and at the time of opening any new account.

(b) Direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of all confirmations and statements for all securities accounts. (In the U.K., all contract notes and periodic statements)

(c) Each quarter, no later than the tenth day after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in securities in accounts which such person has or acquires any direct or indirect beneficial ownership.

Every report will contain the following information:

         (i) the date of the transaction, the name and the number of shares or bonds of each security involved;
         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
         (iii) the price at which the transaction was effected;
         (iv) the name of the broker, dealer or bank effecting the transaction.

(d) All Affiliated Persons, Access Persons, Investment Personnel, and Portfolio Managers must annually certify that they have read and complied with this Code of Ethics and all disclosure and reporting requirements contained therein.

IV. In addition to the above reporting requirements, all Access Persons, Investment Personnel and Portfolio Managers must:

(c) Provide an initial holdings report no later than 10 days upon commencement of employment that discloses all personal securities holdings.

(d) Provide an annual holdings report containing information regarding all personal securities holdings. This report must be current as of a date no more than 30 days before the report is submitted.

ADMINISTRATIVE PROCEDURES

(a) The Compliance Department of Delaware will identify all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers and will notify them of this classification and their obligations under this Code. The Compliance Department will also maintain procedures regarding the review of all reports required to be made under Rule 17j-1.

(b) The Legal or Compliance Department shall report to the President or Chief Executive Officer any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. Such Chief Executive Officer or President, or both, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors or Committee of Directors created for that purpose. In reviewing this report, the Board will consider whether the appropriate sanctions were imposed. When the Legal Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales specifically approved by the President or Chief Executive Officer in accordance with Section (I)(b)(D) of Prohibited Activities, as described herein, shall be reported to the Board at its next regular meeting.

(d) The Board of Directors, including a majority of independent directors, must approve the Fund's Code, as well as the Code of any adviser and principal underwriter. If an adviser or underwriter makes a material changes to its code, the Board must approve the material change within six months. The Board must base its approval of a code of ethics, or a material change to a code, upon a determination that the code contains provisions reasonable necessary to prevent "access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e)At least once a year, the Board must be provided a written report from each Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or procedures applicable to the Rule 17j-1 organization, including, but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations and
(2) certifies to the Fund's board that the Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.


Updated: June 15, 2000

                                 CODE OF ETHICS


                          DOUGHERTY FINANCIAL GROUP LLC




                             90 SOUTH SEVENTH STREET
                                   SUITE 4300
                          MINNEAPOLIS, MINNESOTA 55402















Code of Ethics  - April 1999

                                 CODE OF ETHICS


                          VOYAGEUR ASSET MANAGEMENT LLC




                             90 SOUTH SEVENTH STREET
                                   SUITE 4300
                          MINNEAPOLIS, MINNESOTA 55402













Code of Ethics  - April 1999

                                 CODE OF ETHICS


                 THE CLIFTON GROUP INVESTMENT MANAGEMENT COMPANY




                               309 CLIFTON AVENUE
                          MINNEAPOLIS, MINNESOTA 55403





















Code of Ethics  - June 1998

                                 CODE OF ETHICS


                             SEGALL BRYANT & HAMILL




                              10 SOUTH WACKER DRIVE
                                   SUITE 2150
                             CHICAGO, ILLINOIS 60606














Code of Ethics  - April 1999

                                 CODE OF ETHICS


                          Dougherty Summit Advisors LLC




                             90 SOUTH SEVENTH STREET
                                   SUITE 4400
                          MINNEAPOLIS, MINNESOTA 55402














Code of Ethics  - April 1999

                        TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

                   EXECUTIVE SUMMARY.....................................     1

SECTION I.         PURPOSE AND DESIGN....................................     3

SECTION II.        RESTRICTIONS..........................................     4

SECTION III.       REPORTING REQUIREMENTS................................     7

SECTION IV.        OTHER POLICIES........................................    10

SECTION V.         SUPERVISORY PROCEDURES................................    11

SECTION VI.        ENFORCEMENT AND SANCTIONS.............................    12

SECTION VII.       MISCELLANEOUS PROVISIONS..............................    16

SECTION VIII.      DEFINITIONS...........................................    17

                   EXHIBIT A-1...........................................    24
                        Voyageur Pre-Clearance Form
                   EXHIBIT A-2...........................................    25
                        Clifton Pre-Clearance Form
                   EXHIBIT A-3...........................................    26
                        SBH Pre-Clearance Form
                   EXHIBIT A-4...........................................    27
                        DSA Pre-Clearance Form
                   EXHIBIT B.............................................    28
                        Quarterly Transaction Report

                   SEGALL BRYANT ADDENDUM................................    29




                                        i
Code of Ethics  - April 1999

                                                   As most recently approved on:
                                                   April 1, 1999

                                 CODE OF ETHICS
                                       FOR
                          DOUGHERTY FINANCIAL GROUP LLC
                                 AND AFFILIATES

                                EXECUTIVE SUMMARY

Administration                                    All Employees          Access Persons         Advisory Persons
--------------                                    -------------          --------------         ----------------
Must obtain pre-approval of                                                    X                       X
transactions

Disallowed personal transactions                                                                       X
seven days prior to or after a fund or
managed account transaction in that
same security except as allowed by
the de minimis exemption

Must receive approval of Chief                                                 X                       X
Executive Officer to purchase
private placements

Prohibited from purchasing initial                    X                        X                       X
public offerings

Must submit quarterly report of                                                X                       X
transactions

Prohibited from buying or selling a                                            X                       X
security the same day a fund or
managed account is buying/selling
or contemplating buying/selling that
same security except as allowed by
the de minimis exemption

Notify Compliance before opening                      X                        X                       X
brokerage accounts

Have duplicate confirmations and                      X                        X                       X
statements sent to Compliance

Must report outside business                          X                        X                       X
activities

Must report related persons in                        X                        X                       X
securities business





                                       -1-
Code of Ethics  - April 1999

Administration                                    All Employees          Access Persons         Advisory Persons
--------------                                    -------------          --------------         ----------------
Prohibition on insider trading                          X                       X                       X

Prohibited from  accepting gifts                        X                       X                       X
deemed excessive

Prohibited from serving as director                                             X                       X
of public company without approval
of Chief Executive Officer

Prohibited from using the same                                                                          X
broker for their personal account as
they use for accounts they manage.

Code of Ethics - April 1999

                              I. PURPOSE AND DESIGN
                                 ------------------

         This Code of Ethics ("Code") is adopted by Dougherty Financial Group LLC ("DFG"), Voyageur Asset Management LLC ("Voyageur"), Segall Bryant & Hamill ("SBH"), The Clifton Group Investment Management Company ("Clifton") and Dougherty Summit Advisors LLC ("DSA"), (all preceding companies and affiliates shall hereinafter be referred to all-inclusively as "The Companies") in an effort to prevent violations of the 1940 Act and the Rules and Regulations thereunder. Capitalized terms used and not otherwise defined herein have the meaning set forth in Article VIII hereof.

         This Code is designed to:

         1. prevent investment activities by persons with access to certain information that might be harmful to Clients or that might enable such persons to illicitly profit from their relationship with Clients;

         2. summarize the written policies and procedures designed to prevent the misuse of material, non-public information in violation of the 1934 Act, the Advisers Act, or the Rules and Regulations thereunder, as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act;

         3. put our customers' interests first. The Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors is something we value and endeavor to protect;

         4. ensure that all personal securities transactions by employees are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or appearance of conflict or any abuse of an individual's position of trust and responsibility.

         Each employee must read and retain a copy of this Code and will be asked to sign an acknowledgment form. Direct any questions to the Chief Executive Officer and his/her designee. Each employee will be required to acknowledge compliance with the Code on an annual basis.

Code of Ethics - April 1999

                                II. RESTRICTIONS
                                    ------------

A.       Non-Public Information.
         ----------------------

         1. All employees shall use due care to ensure that material, non-public information remains secure and shall not divulge to any person any material, non-public information, except in the performance of his/her duties. For example, files containing material, non-public information should be restricted. If an Insider learns of any material, non-public information, such information shall not be divulged to any other person, except in the performance of his/her duties. Conversations containing such information should be conducted in private, not by analogue cellular phone, so as to avoid potential interception.

         2. No Insider shall engage in Insider Trading, on behalf of himself/herself or others.

         3. No employee shall divulge to any person contemplated or completed securities transactions of a Client, except in the performance of his/her duties, unless such information previously has become a matter of public knowledge. If you think you might have access to material, non-public information, you should direct that to the Chief Executive Officer or his/her designee.

B. Section 17(d) Limitations. No Affiliated Person of The Companies acting as principal shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participants with such person, SBH or Clifton, or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by the Funds or controlled companies on a basis different from or less advantageous than that of such other participant.

C. Prescribed Activities Under Rule 17j-l(a). Rule 17j-l(a) under the 1940 Act provides: It shall be unlawful for any Affiliated Person of or principal underwriter for a registered investment company, or any Affiliated Person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company -



Code of Ethics - April 1999

         1. To employ any device, scheme or artifice to defraud such registered investment company;

         2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         4. To engage in any manipulative practice with respect to such registered investment company.

         Any violation of Rule 17j-l(a) shall be deemed to be a violation of the Code.

D. Covenant to Exercise Best Judgment. An Access/Advisory Person shall act on his/her best judgment in effecting, or failing to effect, any Fund transaction and such Access/Advisory Person shall not take into consideration his/her personal financial situation in connection with decisions regarding Fund Portfolio transactions.

E. Preclearance. All Access and Advisory Persons must have all equity, municipal bond, and corporate transactions (including limit orders), and securities transactions where the underlying security is an equity, municipal, or corporate (i.e. option, future, warrant) pre-approved with the designated person(s) prior to any transaction for any accounts they exercise discretion over (see attached form Exhibit A). Action must be taken within five (5) business days or another preclearance will be required. Transactions in government securities do not require preclearance. (Please see attached addendum for Segall Bryant & Hamill.)


Code of Ethics - April 1999

F.       Limitations on Initial and Subsequent Transactions.
         ---------------------------------------------------

         1. A portfolio manager, or any member of his/her immediate family, shall not purchase/sell securities of an issuer for their personal account within seven (7) calendar days prior to or after a managed account they manage purchases/sells that issuer's same security. There is a de minimis exception for transactions involving a small number of shares of companies with very large market capitalization and high average daily trading volume. However, each trade should be analyzed to help ensure a client trade is not disallowed because of this rule to ensure client's interests are considered.

         2. Access and Advisory Persons or any member of their immediate family, shall not purchase or sell a security on the same day there is a pending transaction in a managed account. After a managed account has made an initial purchase of Securities of an issuer, an Access and Advisory Person of the Companies, or any member of his/her immediate family, shall not purchase or sell Securities of such issuer if the managed account is contemplating an additional purchase or a partial sale of such issuer's Securities, unless the trade meets the de minimis exception. However, in this case the portfolio managers employee/immediate family trades must be executed after their own client trades. If a manager violates this policy they may be disallowed from doing de minimis trades in their personal accounts for 5 days.

G. Personal Dealing With Customers. Employees are prohibited from personally selling or purchasing securities directly or indirectly to or from a client account.




Code of Ethics - April 1999

                           III. REPORTING REQUIREMENTS
                                ----------------------

A. Quarterly Report. The Companies jointly undertake to take all reasonable and necessary steps to ensure that material, non-public information is never disseminated or made available to any persons other than Access and Advisory Persons. Therefore, only Access and Advisory Persons need to submit quarterly reports hereunder. Not later than ten (10) days after the end of each calendar quarter, each Access and Advisory Person shall submit a report which includes the following information with respect to transactions during calendar quarter in any Security in which such Access and Advisory Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security. Security includes all securities listed under Section VIII.R. including government securities, etc. even if not specifically included.

         1. The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

         2. The nature of the transaction (ie., purchase, sale, gift or any other type of acquisition or disposition);

         3.       The price at which the transaction was effected; and

         4. The name of the broker, dealer, or bank with or through whom the transaction was effected.

         If no transactions have occurred during the period, the report shall so indicate. (A sample is attached as Exhibit B.)

B.       Limitation on Reporting Requirements. Notwithstanding the provisions of
         Section III.A., no Access Person shall be required to make a report:

         1. With transactions effected for any account over which such person does not have any direct influence or control; or

         2. If such person is not an "interested person" of a Client as defined in Section 2(a)(19) of the 1940 act and would be required to make such a report solely by



Code of Ethics - April 1999
                  reason of being a director of a Fund, except where such director knows or, in the ordinary course of fulfilling his/her official duties as a Director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by such Fund or the Companies. It is a disinterested director's actual or imputed knowledge at the time of his or her securities transaction which triggers the reporting obligation. Therefore, a disinterested director need only report a securities transaction when, at the time of that transaction, he or she knows, or should have known, of the investment company's trading activity or consideration of trading activity.

         3. Where a report made to the Companies would duplicate information recorded pursuant to Rules 204-2(a)(12) Or 204-2(a)(13) under the Advisers Act.

C. Reports of Violations. In addition to the quarterly reports required under this Code, Access and Advisory Persons shall report promptly any transaction which is, or might appear to be, in violation of this code. Such reports shall contain the information required in quarterly reports filed pursuant to Section III.A.

D. Filing of Reports. All reports prepared pursuant to this Code shall be filed with the Chief Executive Officer of the Companies or his/her designee.

E. Certification to General Counsel of Funds. Prior to February 1 of each year, the Companies shall prepare and deliver to the General Counsel a report which shall describe in detail violations of this code for the prior calendar year, unless such violations have previously been reported to the General Counsel.

F. Dissemination of Reports. The General Counsel shall have the right at any time to receive copies of any reports submitted pursuant to this Code. Such General Counsel shall keep all reports confidential except as disclosure thereof to the Boards of Directors of The Companies, or other appropriate persons as may be reasonably necessary to accomplish the purposes of this Code.




Code of Ethics - April 1999

G. Outside Brokerage Accounts. All employees are required to have duplicate confirmations and statements from outside investment accounts sent to the Companies' Compliance Department. It is prohibited for portfolio managers to transact for their personal account using a broker they use for fund or managed account transactions. This includes any account in which they have beneficial ownership. Employees are also required annually to disclose personal securities holdings if there are holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes).

H. Initial Public Offerings (IPOs). Employees and their immediate family members are prohibited from purchasing IPOs of all securities
         (i.e. municipals and equities).

I. Private Placements. Access and Advisory Persons are prohibited from purchasing private placements without express prior approval of the Chief Executive Officer or his/her designee.

J. Related Persons in Securities Business. All employees are required to report to the Compliance Department related persons, either by lineage or marriage, employed in the securities business, namely: spouse, parent, children, or siblings.




Code of Ethics - April 1999

                               IV. OTHER POLICIES

A. Gifts. Access and Advisory Persons and employees are not to accept gifts or gratuities from broker/dealers or vendors deemed excessive (over $100 or frequent in nature) which could impair or give the appearance of impropriety regarding their fiduciary responsibility to our clients.

B. Service as a Director. Access and Advisory Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of clients, including a Fund and its shareholders. Investment personnel serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

C. Outside Business Activities. Employees are required to notify the Compliance Department in writing of any outside business activities, whether or not they are securities related. The Compliance Officer will consult with senior management regarding the allowance of such activity. Examples include being a board member of a non-profit organization, cosmetics sales agent, etc.




Code of Ethics - April 1999

                            V. SUPERVISORY PROCEDURES

The following supervisory procedures shall be implemented:

A. Prevention of Insider Trading. To prevent Insider Trading, the Chief Executive Officer of the Companies or his/her designee, shall:

         1. take appropriate measures to familiarize Access and Advisory Persons with the Code via training;

         2.       answer questions regarding the Code;

         3. resolve issues of whether information received by an Insider is material and/or non-public; and

         4.       review and update the Code as necessary.

         5.       a.       strive for a physical separation of the trading and
                           research departments from those departments in possession of the sensitive information;

                  b. take steps to restrict access to the information including computer passwords and the use of code names; and

                  c. supervise any inter-department communication of the material, non-public information.

B. Detection of Insider Trading. To detect Insider Trading, the Chief Executive Officer of the Companies or his/her designee(s), shall:

         1. review the trading activity reports filed by each Access and Advisory Person; and

         2. review the trading activity of Voyageur, SBH and Clifton, as applicable.




Code of Ethics - April 1999

                          VI. ENFORCEMENT AND SANCTIONS

A. General. Any Affiliated Person of the Companies who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by the Boards of Directors of Voyageur, SBH, Clifton or DSS in their discretion. In determining sanctions to be imposed for violations of this Code, the Board of Directors may consider any factors deemed relevant, including without limitation:

         1.       the degree of willfulness of violation;

         2.       the severity of the violation;

         3. the extent, if any, to which the violator profited or benefited from the violation;

         4.       the adverse effect, if any, on the Client(s);

         5. the market value and liquidity of the class of Securities involved in the violation;

         6.       the prior violations of the Code, if any, by the violator;

         7.       the circumstances of discovery of the violation; and

         8. if the violation involved the purchase or sale of Securities in violation of this Code, (a) the price at which the purchase or sale was made and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.


Code of Ethics - April 1999

B.       Violations of Section II.F regarding Investment Companies:

         1. At its election, a Fund may choose to treat a transaction prohibited under Section II.F of this Code as having been made for its account. Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of the Companies. Notice of an election under this Paragraph B.1 shall not be effective unless given to the Companies within sixty (60) days after the Fund is notified of such transaction. In the event of a violation involving more than one Fund, recovery shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation. A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to Paragraph B.2 below due to a violation by a member of the immediate family of such violator.

         2. If Securities purchased in violation of Section II.F. of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator. If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bone fide sale at the time notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities. If the violation consists of a sale of Securities in violation of Section II.F. of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator. Each violation shall be treated individually, and no offsetting or netting of violations shall by permitted.

         3. Knowledge on the part of the General counsel of a Fund of a transaction in violation of Section II.F. of this Code shall be deemed to be notice to the Fund under Paragraph VI.B.1 above. Knowledge on the part of a director or officer of a Fund who is an Affiliated Person of the Companies of a transaction in violation of this Code shall not be deemed to be notice under Paragraph VI.B.1.


Code of Ethics - April 1999

         4. If the Board of Directors of a Fund determines that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to the Companies, the Companies shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this
                  Section VI.B., provided that:

                  a. The Companies shall not be required to bring legal action if the amount recoverable would not be expected to exceed $2,500;

                  b. In lieu of bringing a legal action against the violator, the Companies may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section; and

                  c. The Companies shall have no obligation to bring any legal action if the violator was not an Affiliated Person of The Companies.

         In lieu of the steps described in this Section VI(B) regarding the Funds, if one of the Companies is serving as an investment sub-adviser to the Fund, the Fund may elect to apply the terms of the Code of Ethics of its Investment Adviser.

C. Rights of Alleged Violator. A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors as may have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe.

D. Notification to General Counsel of Funds. The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

E. Delegation of Duties. The Board of Directors may delegate its enforcement duties under this Article to a special committee of the Board of Directors comprised of at least three persons; provided, however, that no director shall serve on such committee or participate in the deliberations of the Board of Directors hereunder who is charged with a violation of this Code.


Code of Ethics - April 1999

F. Non-Exclusivity of Sanctions. The imposition of sanctions hereunder by the Board of Directors of Voyageur, SBH and Clifton shall not preclude the imposition of additional sanctions by the Boards of Directors of the Funds and shall not be deemed a waiver of any rights by the Funds. In addition to sanctions which may be imposed by the Boards of Directors of Voyageur, SBH and Clifton persons who violate this Code may be subject to various penalties and sanctions including, for example, (i) injunctions; (ii) treble damages, (iii) disgorgement of profits; (iv) fines to the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (v) jail sentences.

         The Code of Ethics adopted by the Companies is designed to promote the highest standards of conduct. The Code of Ethics gives the Companies responsibility for determining sanctions in circumstances where the violation relates to the conduct of an employee of the Companies. The Code of Ethics identifies a number of factors for consideration in determining sanctions including the degree of willfulness of the violation; the severity of the violation and the adverse effect, if any, of the violation. The Code of Ethics permits the Companies to consider mitigating or exculpatory factors regarding such violations.

G. Potential Fines. The following are potential penalties for violation of the Code of Ethics.


                          Nature of Violation                               Penalty

         Late quarterly report filing; or                        First Violation: written warning
         Failure to notify Compliance of new brokerage account   Second: $100.00
                                                                 Third: $200.00
                                                                 Thereafter: Disciplinary action

         Failure to obtain pre-clearance or pre-clearance        First Violation(1): written warning
         obtained after trade date                               Second: $250.00(2)
                                                                 Third: $500.00(2)
                                                                 Thereafter: Disciplinary action

         Manager fails to put their trade last                   5 day suspension of trading

-------------------
         (1) The penalties described herein are in addition to the option of disgorgement described in the Code of Ethics.

         (2) The penalties described in this section are $750.00 and $1,500.00 for Second and Third Violations of Portfolio Managers.



Code of Ethics - April 1999

                          VII. MISCELLANEOUS PROVISIONS

A. Identification of Access and Advisory Persons. DFG shall, on behalf of Voyageur, SBH, and Clifton, identify all Access and Advisory Persons who are under a duty to make reports under Section IV.A. and shall inform such persons of such duty.

B. Maintenance of Records. DFG shall, on behalf of Voyaguer, SBH, and Clifton maintain and make available records as required by Rule 17j-l(d).

C.       Effective Date. The effective date of this Code shall be April 1, 1999.






Code of Ethics - April 1999

                                VIII. DEFINITIONS

A. "Access Person" means any director, officer, general partner, or Advisory Person of "The Companies," any director or officer who in the ordinary course of his/her business makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his/her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities, i.e. analysts, portfolio managers. Those individuals deemed to be Access Persons will receive such notice. Any individuals who do not receive such notice but consider themselves Access Persons should contact the Chief Executive Officer or his/her designee.

B. "Advisers Act" means the Investment Advisers Act of 1940, 15 U.S.C.ss.80b-1 to 80b-21.

C.       "Advisory Person" means:

         1. Any employee of the Companies (or of any company in a control relationship to the Companies) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; and

         2. Any natural person in a control relationship to the Companies who obtains information concerning recommendations made with regard to the purchase or sale of a security. This does not include those individuals who prepare or review public reports and who do not receive information about current recommendations.

D. "Natural person versus person". A natural person is as an individual. A person can be as an entity such as a corporation, partnership, or individual person.


Code of Ethics - April 1999

E.       "Affiliated Person" of another person means:

         1. Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

         2. Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

         3. Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

         4. Any officer, director, partner, co-partner, or employee of such other person;

         5. If such other person is as an investment company, and investment adviser thereof or any member of as an advisory board thereof; and

         6. If such other person is as an unincorporated investment company not having a board of directors, the depositor thereof.

F. "Associated Person" means any partner, officer, director, or branch manager of The Companies (or any person occupying a similar status or performing similar functions); any person directly or indirectly controlling, controlled by, or under common control with The Companies; or any employee of The Companies.

G. "Beneficial Ownership" means the opportunity to profit directly or indirectly from a transaction. For example, a partnership, trust, corporation, investment club, contract arrangement, and understanding or a relationship.

H. "Board of Directors" means the board of directors of a corporation or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.


Code of Ethics - April 1999

I. "Control" shall have the meaning as that set forth in Section 2(a)(9) of the 1940 Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of as an official position with such company.)

J. "De Minimis exception" is a transaction which is less than one percent (1%) of the daily trading volume of that security using a previous 5 day average.

K. "Insider" means Voyageur, SBH, or Clifton or as an Associated Person of Voyageur, SBH, or Clifton or other affiliates, or any Affiliated Person thereof, and as a result is given access to material, non-public information. Examples of such Insiders include accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

L. "Insider Trading" means the use of material, non-public information to trade in a Security (whether or not one is as an Insider) or the communication of material, non-public information to others.

         Given the potential liability related to the Insider Training and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this act. The act is very vague. This was done specifically to allow regulators flexibility in dealing with potential abusers.

         It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

         a. purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions (i.e. managed accounts);

         b. issuing research reports, recommendations or comments which could be construed as recommendations; or


Code of Ethics - April 1999

         c. disclosing such information or any conclusions based thereon to any other person. As an offhand comment to a friend may be used unbeknownst to you by your friend to trade in securities and could result in substantial civil and criminal liability to you.

         Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, legal counsel) must also treat this information confidentially.

         Penalties

         The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable). The penalty which may be imposed on the person who committed a violation may be up to three times the profit gained or loss avoided by the transaction. The maximum jail term is ten years per violation. The penalty which may be imposed on the controlling person may be up to the greater of $1,000,000 or three times the profit gained or loss avoided. The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

M.       "Interested Persons".

         "Interested person" of another person means:

         1.       any Affiliated Person of such company,

         2. any member of the immediate family of any natural person who is as an Affiliated Person of such company.

         3. any interested person of any investment adviser of or principal underwriter for such company,

         4. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

         5. any broker or dealer registered under the Securities Exchange Act of 1934 or any Affiliated Person of such a broker or dealer, and


Code of Ethics - April 1999

         6. any natural person whom the Commission by order shall have determined to be as an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

                  Provided that no person shall be deemed to be as an interested person of as an investment company solely by reason of (aa) his/her being a member of its board of directors or advisory board or as an owner of its securities, or (bb) his/her membership in the immediate family of any person specified in clause (aa) of this provision.

N. "Material Non-Public Information" is any information which has not been made public and which a reasonable investor might consider important in making as an investment decision. Examples of the types of information that are likely to be deemed "material" include, but are not limited to:

         1.       a.       Dividend increases or decreases;

                  b. Earnings estimates or material changes in previously released earnings estimates;

                  c.       Significant expansion or curtailment of operations;

                  d.       Significant increases or declines in revenue;

                  e. Significant merger or acquisition proposals or agreements including tender offers;

                  f.       Significant new products or discoveries;

                  g.       Extraordinary borrowings;

                  h.       Major litigation;


Code of Ethics - April 1999

                  i.       Liquidity problems;

                  j.       Extraordinary management developments;

                  k.       Purchase and sale of substantial assets;

                  l. A valuable employee leaving or becoming seriously ill; and

                  m. Change in pension plans (i.e. removal of assets from as an over-funded plan, or as an increase or decrease in future contributions).

         2. For "non-public information" to be made public, it must be generally available through non-disclosure in a national business or financial wire service (i.e. Dow Jones or Reuter's), a national news service (AP or UPI), a national newspaper (i.e., Wall Street Journal), or public disseminated disclosure document (prospectus or proxy).

O. "Member of immediate family" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his/her immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his/her immediate family cannot control or participate in the investment decisions of such trust or estate.

P. A "Managed Account" is as an account where continuous advice is given to a client or investments are made for a client based on the clients' individual needs. This service is provided to clients on both a discretionary and non-discretionary basis. The adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies. Account supervision is guided by the stated objectives of the client (i.e., maximum capital appreciation, growth, income or growth and income).

Q. "Purchase or Sale of a Security" includes inter alia, the writing of as an option to purchase or sell a Security.


Code of Ethics - April 1999

R. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act. "Security" means any note, stock, treasury stock bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. It shall not include securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, or other securities which may not be purchased by the Fund or Funds of which a person is as an Access and Advisory Person because of investment limitations set forth in Registration Statements filed with the Securities and Exchange Commission; however, that for purposes of the reporting requirements of Article IV, "Security" shall include securities issued by the Funds, and for purposes of the Insider Trading prohibition of Section II.A., "Security" shall include all securities set forth in Section 2(a)(36) of the 1940 Act.

S. "Security being considered for purchase or sale" means that a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, that such person seriously considers making such a recommendation.

T. "1934 Act" means the Securities Exchange Act of 1934, 15 U.S.C.ss.78a to 78kk.

U. "1940 Act" means the Investment Company Act of 1940, 15 U.S.C.ss.80a-1 to 80a-64.


Code of Ethics - April 1999



                                                                                                            Exhibit A-1 - Voyageur
                                               P R E C L E A R A N C E   F O R M
-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
       Equities
         Primary:     o Jim King            Secondary:      o Pat Coleman               Private Placements:
                      o Mike Lee                            o Frank Tonnemaker            o Frank Tonnemaker
                      o Suzanne Weber (Chicago)             o John Taft                   o John Taft
                                                            o David Cox (Chicago)
                                                            o Nancy Scinto (Chicago)
       Municipals
         Primary:     o Steve Eldredge      Secondary:      o Frank Tonnemaker            o David Cox (Chicago)
                      o Pat Coleman                         o John Taft                   o Nancy Scinto (Chicago)
                      o Suzanne Weber (Chicago)

You must also obtain preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds, gifts given and private placements. Preapproval is not required for government securities transactions or open-end mutual funds.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

     --------------------------------------    --------------------------------------            --------------
     Signature of Access or Advisory Person                  Print Name                          Date

     I would like to:        o Purchase               ______ units of the following security:

                             o Sell         ______________________________________________________________

     Expected Trade Date:_______________

     I will use the following broker/dealer:______________________________________________________.
     o This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

         You:     o Can                                                         o Cannot effect this transaction.
                    (Add comments or conditions below, if any)                    Reason (if denied):

         -------------------------------------------------------------------------------------------------

         -------------------------------------------------------------------------------------------------

         ----------------------------------------                               ---------------
         Approval                                                               Date
If an equity trade (Mpls.), must be signed by Jim King or Mike Lee. In their absence, anyone else signing acknowledges that they have checked with Steve Potvin and Jim King, Mike Lee or Steve Potvin.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Please note:
o Please make a copy for your files.
o It is your responsibility to send this form to the Compliance Department as quickly as possible after approval is received.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            (10/99)

Code of Ethics - April 1999


                                                                                                            Exhibit A-2 - Clifton
                                                 P R E C L E A R A N C E   F O R M
-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
               o Rosemary Janousek                                        Private Placements:
               o Rick Ballsrud                                            o Rosemary Janousek
               o Jack Hansen
               o Tom Lee

You must also obtain preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds, gifts given and private placements. Preapproval is not required for government securities transactions or open-end mutual funds.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         --------------------------------------      ----------------------------------------          -------------
         Signature of Access or Advisory Person      Print Name                                        Date


I would like to:  o Purchase                ______ units of the following security:_________________________________
                  o Sell                           ________________________________________________________________

Expected Trade Date:_______________

I will use the following broker/dealer:______________________________________________________.

o This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

You:     o Can (Add comments or conditions below, if any)
         o Cannot effect this transaction.  Reason (if denied):

         ---------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------

         ----------------------------------------------------                          ---------------
         Approval                                                                      Date
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Please note:
o     Please make a copy for your files.
o     It is the responsibility of the Access or Advisory Person to send this form to the Compliance Department after approval is received.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           (4/99)


Code of Ethics - April 1999



                                                                                                                Exhibit A-3 - SBH
                                               P R E C L E A R A N C E   F O R M
-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
               o John Garnish                                                 Private Placements:
               o Cheryl Woodcock                                              o C. Alfred Bryant
               o Greg Hosbein                                                 o Ralph Segall

You must also obtain preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds and gifts given and private placements. Preapproval is not required for government securities transactions or open-end mutual funds.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         --------------------------------------      -------------------------------------------         ------------
         Signature of Access or Advisory Person      Print Name                                          Date


I would like to:  o Purchase                                ______ units of the following security:_______________________
                  o Sell                                           _______________________________________________

Expected Trade Date:_______________

I will use the following broker/dealer:___________________________________________________________________________________.
o This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

You:     o Can (Add comments or conditions below, if any)
         o Cannot effect this transaction.  Reason (if denied):

         ------------------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------------------

         ----------------------------------------------------------             ---------------
         Approval                                                               Date
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Please note:
o     Please make a copy for your files.
o     It is the responsibility of the Access or Advisory person to send this form to the Compliance Department after approval is received.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      (04/99)

Code of Ethics - April 1999



                                                                                                            Exhibit A-4 - DSA
                                               P R E C L E A R A N C E   F O R M
-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
               o Gerry Kraut                                                      Private Placements:
               o Marc Kozberg                                                     o Gerry Kraut
               o Jim Potter

You must also obtain preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds and gifts given and private placements. Preapproval is not required for government securities transactions or open-end mutual funds. Marc Kozberg and Jim Potter are required to pre-clear transactions through Gerry Kraut (in Gerry's absence
Marc and Jim may preclear through each other).
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         --------------------------------------      -------------------------------------------         ------------
         Signature of Access or Advisory Person      Print Name                                          Date


I would like to:  o Purchase                ______ units of the following security:____________________________________________
                                  o Sell    _________________________________________________________________________

Expected Trade Date:_______________
I will use the following broker/dealer:________________________________________________________________________________________.
o This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

You:     o Can (Add comments or conditions below, if any)
         o Cannot effect this transaction.  Reason (if denied):

         --------------------------------------------------------------------------------------------------------------

         --------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------              ---------------
         Approval                                                               Date
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Please note:
o     Please make a copy for your files.
o     It is the responsibility of the Access or Advisory person to send this form to the Compliance Department after approval is received.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         (10/99)

Code of Ethics - April 1999

                                                                       Exhibit B

              Report pursuant to Section III of the Code of Ethics for Dougherty Financial Group LLC and its Affiliates
                         Quarter Ended__________________

Instructions:

1. Not later than ten (10) days after the end of each calendar quarter, each Person shall submit this Report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

2. If no reportable transactions have occurred during the period, put and "X" in the following box o and skip to the signature line.

3. This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct or indirect beneficial ownership in the Security to which the Report relates.

4. If you must file this Report, and transactions have occurred during the period, set forth the following information with respect to the transactions.


                                    NATURE OF                          PRICE PER SHARE/          INSTITUTION
                                    TRANSACTION                        UNIT AT WHICH             THROUGH WHICH
NAME OF NUMBER OF                   (i.e. Buy,       TRANSACTION       TRANSACTION               TRANSACTION
ISSUER/TITLE       SHARES/UNITS     SELL OTHER       DATE              WAS EFFECTED              WAS EFFECTED
------------       ------------     ----------       ----              ------------              ------------







         (If you need additional space, please attach additional pages.)

5. Questions regarding the completion of this Report may be directed to either Pamela K. Ziermann at (612) 376-4021 or Thomas J. Abood at (612) 376-7118.

The answers to the foregoing are true and correct to the best of my information and belief.

Dated
     -----------------                   ---------------------------------------
                                            Signature of Person Filing Report


                                         ---------------------------------------
                                            Printed Name

Code of Ethics - April 1999

                             SEGALL BRYANT & HAMILL
                           ADDENDUM TO CODE OF ETHICS

General Rules

(1) All transactions in bonds, common stocks, convertible securities, stock options and stock index options are to be executed through SBH'S Trading Department. (Specific brokers may be designated if you so choose.)

(2) All employees must have as an account(s) on the client accounting system. This account should consist of all securities in which the employee has a controlling interest, regardless of the name under which the securities are held. Securities held under the name of as an officer's spouse, minor children, or other dependents residing in the same household should always be recorded on the client accounting system. Rare exceptions to this rule may occur in such securities. These exceptions must be approved in advance by the Compliance Department.

(3) If a trade is not done through the SBH trading desk, a pre-clearance form must be used before the trade is executed.




Code of Ethics - April 1999